     As filed with the Securities and Exchange Commission on April 28, 2008
                                                     Registration No. 333-148745

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                     TO THE
                                    FORM S-1

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                               BCSB BANCORP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             MARYLAND                           6035                             26-1424764
 ---------------------------------  ----------------------------      ---------------------------------
  (State or other jurisdiction of   (Primary Standard Industrial      (IRS Employer Identification No.)
   incorporation or organization)    Classification Code Number)

                         4111 EAST JOPPA ROAD, SUITE 300
                            BALTIMORE, MARYLAND 21236
                                 (410) 256-5000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                               JOSEPH J. BOUFFARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               BCSB BANCORP, INC.
                         4111 EAST JOPPA ROAD, SUITE 300
                            BALTIMORE, MARYLAND 21236
                                 (410) 256-5000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPIES TO:


    GARY R. BRONSTEIN, ESQUIRE              ROBERT POMERENK, ESQUIRE
    JOEL E. RAPPOPORT, ESQUIRE              LUSE GORMAN POMERENCK & SCHICK, P.C.
    MULDOON MURPHY & AGUGGIA LLP            5335 WISCONSIN AVENUE, NW
    5101 WISCONSIN AVENUE, NW               SUITE 4000
    WASHINGTON, DC 20016                    WASHINGTON, DC 20015
    (202) 362-0840                          (202) 274-2000

         This Post-Effective Amendment No. 2 is filed for the purpose of deregistering 1,735,432 shares of the $.01 par value common stock (the "Common Stock") of BCSB Bancorp, Inc. (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated February 11, 2008 and the Prospectus Supplements dated March 14, 2008 and April 3, 2008 (collectively, the "Prospectus") and the Proxy Statement/Prospectus dated February 11, 2008 and the Proxy Statement/Prospectus Supplement dated March 14, 2008 (collectively, the "Proxy Statement/Prospectus"). The Company previously registered 4,856,377 shares of Common Stock. The remaining 3,120,945 shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with (i) the Prospectus in the subscription, community and syndicated community offerings described therein, and (ii) the Proxy Statement/Prospectus in the exchange offering described therein.

         The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus and the Proxy Statement/Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on April 28, 2008.

                                             BCSB BANCORP, INC.

                                             By: /s/ Joseph J. Bouffard
                                                 -------------------------------
                                             Joseph J. Bouffard
                                             President, Chief Executive Officer
                                             and Director
                                             (duly authorized representative)

                  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


NAME                                                 TITLE                              DATE
----                                                 -----                              ----

/s/ Joseph J. Bouffard                               President, Chief Executive         April 28, 2008
------------------------------------
Joseph J. Bouffard                                   Officer and Director
                                                     (principal executive officer)

/s/ Anthony R. Cole                                  Executive Vice President and       April 28, 2008
------------------------------------                 Chief Financial Officer
Anthony R. Cole                                      (principal accounting and
                                                     financial officer)

         *                                            Director
------------------------------------
H. Adrian Cox

         *                                            Director
------------------------------------
Henry V. Kahl

         *                                            Director
------------------------------------
William J. Kappauf, Jr.

         *                                            Director
------------------------------------
Michael J. Klein

         *                                            Director
------------------------------------
William M. Loughran

         *                                            Director
------------------------------------
Ernest A. Moretti

         *                                            Director
------------------------------------
  John J. Panzer, Jr.


* Pursuant to the Power of Attorney filed as Exhibit 24.0 to the Registration Statement on Form S-1 filed on January 18, 2008.